Exhibit 99.1
                                ESCROW AGREEMENT

      This agreement dated August 15, 2003 is among Regions Bank (the "Escrow Agent"), Wellstone Communities Inc., a Georgia corporation (the "Company") and Wellstone Securities LLC ("Broker-Dealer Agent").

      The Company proposes to offer for sale to investors (the "Offering") up to 5,000,000 shares of its Series A Convertible Preferred Stock (the "Shares") at a price of $10.00 per share as described in its Prospectus. The Offering will be made directly by the Company and through the Broker-Dealer Agent. The Company desires to establish an escrow account in which funds received from investors (the "Proceeds") will be deposited pending completion of the escrow period. Regions Bank agrees to serve as Escrow Agent in accordance with the terms and conditions of this agreement, including the attached Exhibit A, and certifies that it is not affiliated with the Company.

      1. Establishment of Escrow Account. Effective as of the date of the commencement of the Offering, the Company establishes an interest bearing escrow account with the Escrow Agent, entitled "Regions Bank, Escrow Agent u/a Wellstone Communities Inc. Escrow Account No. 89-8022-017," or some similar designation (the "Escrow Account").

      2. Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of: (a) the date upon which the Escrow Agent has received in the Escrow Account gross proceeds of $2,000,000 in deposited funds (the "Minimum"), (b) March 31, 2004, or (c) the date upon which a determination is made by the Company to terminate the offering prior to the sale of the Minimum.

      3. Deposits into the Escrow Account. The Company and the Broker-Dealer Agent each agree that it shall properly deliver, by noon of the next day after receipt, all monies received from investors for the payment of the Shares to the Escrow Agent for deposit in the Escrow Account, accompanied with a copy of the form of "Share Purchase Agreement" attached as Exhibit A, which shall include the name, address and tax identification number of each investor and the date and amount of purchase, executed by the Company and the investor. Checks from investors will be made payable to "Regions Bank, as Escrow Agent." Any checks payable to the Company shall be endorsed by the Company for deposit to the Escrow Account. If checks are delivered to the Escrow Agent unendorsed, the Escrow Agent may supply the Company's endorsement and deposit them into the Escrow Account. The Company shall date and number-stamp each Share Purchase Agreement and provide the Escrow Agent with, and maintain for its own records, a copy of each Share Purchase Agreement.

      4. Disbursements from the Escrow Account.

            A. In the event the Escrow Agent does not receive the Minimum deposits totaling $2,000,000 prior to the termination of the Escrow Period, or in the event the Escrow Agent does not receive a certificate from an officer of the Company that the Company has received a $362,500 investment from Cornerstone Ministries Investments, Inc., the Escrow Agent shall promptly refund to each investor, in accordance with paragraph 6, the amount received from such investor, with interest and without deduction, penalty or expense to such investor, and the Escrow Agent shall notify the Company of such distribution. The purchase money returned to each investor shall be free and clear of any and all claims of the Company or any of its creditors.

            B. In the event the Escrow Agent receives the Minimum prior to the termination of the Escrow Period, and also receives a certificate from an officer of the Company that the Company has received a $362,500 investment from Cornerstone Ministries Investments, Inc., the funds in the Escrow Account which are collected funds will be released to the Company upon receipt by the Escrow Agent of written direction from the Company. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash, plus any interest accrued on such funds. The Minimum may be met by funds that are deposited from the effective date of the offering up to and including the date on which the Minimum must be received.

            C. Upon the return or release of funds in the Escrow Account, the Escrow Agent shall notify Christopher R. Prior, Assistant Director, Division of Corporation Finance, Pennsylvania Securities Commission, Eastgate Office Building, 2nd Floor, 1010 North Seventh Street, Harrisburg, PA 17102-1410 (the

Administrator.) The Administrator has the right to inspect and make copies of the records of the Escrow Agent at any reasonable time wherever the records are located.

      5. Collection Procedure. The Company agrees that if a deposited check is returned unpaid for any reason, the Escrow Agent may charge the Escrow Account for the amount of the check. However, the Escrow Agent may, in its sole discretion, re-present a returned check for payment to the financial institution on which it is drawn, but the Escrow Agent is not required to do so. The Escrow Agent may re-present the check without notifying the Company that it is doing so or that the check was not paid. Any check returned unpaid to the Escrow Agent a second time shall be returned to the Company.

      6. Investment of and Interest on Funds in Escrow Account. Pending disposition of the funds in the Escrow Account, the Escrow Agent shall invest those funds in bank accounts, short-term certificates of deposit issued by a bank or short-term securities issued or guaranteed by the United States government. Refunds to investors pursuant to paragraph 4A shall include each investor's pro-rata share of any interest earned while the investor's funds were on deposit.

      7. Records to be Maintained by the Escrow Agent. Records and accounts of the transactions kept by the Escrow Agent shall include records of all transactions in the Escrow Account and copies of all Share Purchase Agreements. The Company shall maintain the original Share Purchase Agreements and copies of all checks, along with any other records of transactions for a period of five years after the termination of the Escrow Period.

      8. Compensation of Escrow Agent. The Company shall pay the Escrow Agent fees for its escrow services as set forth in Exhibit B. The fee agreed upon its services rendered hereunder is intended as compensation for Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event the conditions for the disbursement of funds under this Agreement are not fulfilled or Escrow Agent renders any material service not contemplated in the Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereunder, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation under this Agreement or the subject matter hereof, then Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees occasioned by any delay, controversy, litigation or event, and the same shall be recoverable out of the Escrow Deposit under paragraph 11(b) below.

      9. Protection of the Escrow Agent from Liability. The sole duty of the Escrow Agent, other than specified in this Agreement, shall be to establish and maintain the Escrow Account and receive and hold the funds deposited by the Company. The Company acknowledges that the Escrow Agent is performing the limited function of Escrow Agent and that this fact in no way means the Escrow Agent has passed in any way upon the merits or qualifications of, or has recommended, or given approval to, any person, security or transaction. The Escrow Agent may conclusively rely on, and shall be protected, when it acts in good faith upon, a writing signed by John T. Ottinger, President and Chief Executive Officer of the Company. Provided it uses due care, the Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with the Agreement unless it is indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any questions arising under this Agreement and the Escrow Agent shall not be liable for any action taken, or omitted, in good faith upon advice of such counsel.

      10. Indemnification of the Escrow Agent. The Company hereby agrees to defend, indemnify, and to hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the cost and expense of defending itself against any claim or liability from whatever source.

      11. Direction by Court. (a) In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or it shall receive instructions, claims or demands from any of the parties hereto or from third parties with respect to the property held hereunder, which, in its opinion, are in conflict with any provision of this Agreement, it shall be entitled to file a complaint for interpleader and/or may refrain from taking any action (other than to keep safely the funds in the Escrow Account) until it shall be directed to act by order or judgment of a court of competent jurisdiction. The fees and expenses of the Escrow Agent charged and incurred in performing its obligation, including, but not limited to under this paragraph 11 of the Agreement, shall be paid out of the Escrow Deposit, subject to section 11(b) below.

      (b) To provide security to the Escrow Agent in the event the Escrow Agent must act in accordance with section 11(a) above, and/or for compensation for extraordinary services and/or reimbursement for costs and expenses in accordance with section 9 above, the Company shall purchase a certificate of deposit or similar instrument equal to Twenty Five Thousand and No/Dollars ($25,000.00) (the Escrow Deposit) that the Company shall pledge as security to the Escrow Agent. The Company also agrees to undertake any and all actions including, but not limited to, delivery of possession of the certificate of deposit or similar instrument to the Escrow Agent, requested by the Escrow Agent to facilitate perfection of the security interest of the Escrow Agent in the certificate of deposit or similar instrument. The Company further agrees to execute any and all documents including, but not limited to, a deposit account control agreement or similar agreement, requested by the Escrow Agent to perfect the security interest of the Escrow Agent in the pledged certificate of deposit or similar instrument.

      12. Reliance by Escrow Agent on Instruments. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, with which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

      13. Escrow Funds not Subject to Claims. During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received into the Escrow Account, such funds are not assets of the Company and no amounts deposited in the Escrow Account shall become property of the Company or any other entity, or be subject to the debts of the Company or any other entity. The funds in the Escrow Account are not subject to claims by creditors of the Company, or any of its affiliates, associates or underwriters until the funds have been released to the Company pursuant to the terms of this Agreement.

      14. Binding upon Successors. This Agreement shall be binding upon, and inure to, the benefit of the parties hereto, their heirs, successors and assigns.

      15. Termination of Agreement. This agreement shall terminate in its entirety when all funds in the Escrow Account have been distributed as provided in paragraph 4., above.

      16. Notices. All statements and other notices produced by the Escrow Agent related to the Escrow Account shall be made via United States Postal Service regular mail or facsimile transmission to the Company at:

      2450 Atlanta Highway, Suite 904
      Cumming, Georgia 30040                           Facsimile: (678) 455-1114
      Attn: John T. Ottinger, President

      Except for deposits, all notices and other communications from the Company shall be made via United States Postal Service regular mail or facsimile transmission to the Escrow Agent at:

      Regions Bank
      60 Commerce Street, Corporate Trust, 2nd Floor
      Montgomery AL 36104                              Facsimile: (334) 230-6150
      Attn: Robert B. Rinehart

The Escrow Agent shall be entitled to rely on all notices and instructions received from John T. Ottinger, President of the Company.

      All notices and other communications to the Broker-Dealer Agent shall be made via United States Postal Service regular mail or facsimile transmission to the Escrow Agent at:

Wellstone Securities LLC
6030 Bethelview Road, Suite 101
Cumming, GA 30040                                      Facsimile: (678) 513-6827
Attn: Garry Cornish

      17. Governing Law. This Agreement shall be governed by Alabama law and any action or proceeding, including arbitration, arising in connection with this Agreement shall be brought and held in Alabama.

      18. Resignation of the Escrow Agent. Escrow Agent or any successor may resign its position and be discharged of its duties or obligations hereunder by giving thirty (30) days written notice to the parties hereto. Such resignation shall take effect at the earliest to occur of the end of such thirty (30) days, provided the escrow funds have been tendered into the registry or custody of any court of competent jurisdiction or the appointment by the Company of, and delivery of the escrow funds to, a successor and Escrow Agent shall be released from any liability and/or responsibility for the Escrow Account on such date.. From and after the effective date of such resignation or appointment of a successor, Escrow Agent shall not be obligated to perform any of the duties of Escrow Agent hereunder, other than prompt transfer of the escrow funds to a successor, or if no successor is appointed, the registry or custody of any court of competent jurisdiction, and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent.

      19. Amendment. No modification or amendment to this Escrow Agreement shall be valid unless produced in writing and signed by the parties hereto.

Regions Bank                       Wellstone Communities Inc.        Wellstone Securities LLC

By: /S/Robert B. Rinehart          By: /S/John T. Ottinger           By: /S/Garry Cornish
    --------------------               -------------------           ---------------
    Robert B. Rinehart                 John T. Ottinger              Garry Cornish
    Senior Vice President and          President                     President
    Corporate Trust Officer

                          Exhibit A to Escrow Agreement
                            SHARE PURCHASE AGREEMENT
     (For assistance in filling out this form, please see the reverse side)

Mail Completed Form to: Wellstone Communities Inc.
                        2450 Atlanta Highway, Suite 904
                        Cumming, GA 30040

      Please issue shares of Wellstone Communities Inc. Series A convertible preferred stock in the amount(s) and name(s) shown below. I have received the Prospectus by which the shares are offered. I am purchasing for investment.

Signature:
          -------------------------------------         ------------------------
                                                                            Date

Signature:
          -------------------------------------         ------------------------
                                                                            Date

Enclosed is payment for _____ (minimum 100 shares) at $10.00 per share, totaling $______________.

              Make checks payable to: Regions Bank, as Escrow Agent

Register the shares in the following name(s):

Name (1) __________________________
Social Security or Taxpayer ID number*______________Birthdate__________

Name (2) __________________________
Social Security or Taxpayer ID number*______________Birthdate__________

* (I certify (i) that this is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding.)

As (check one):

Individual __  Joint Tenants __  Custodial (for shares to be owned by minors) __

Tenants in Common __   Corporation __    Trust __    Other __

RETIREMENT ACCOUNT ( ) Traditional  IRA         ( ) Roth IRA         ( ) KEOGH

         Custodian:__________________________________

Mailing Address for the person(s) who will be registered shareowner(s):

         Address:
                   ------------------------------------------------------------

         City, State & Zip Code:
                                  ---------------------------------------------

         Telephone Number: Business:  (  )               Home: ( )
                           ----------------------------------------------------

Yes, I want to save the cost of printing and mailing financial reports, proxy statements, and other documents. Please send all shareowner communications to my email address: __________________________ Signature: _______________________

     (Please attach any special mailing instructions other than shown above)
                  NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE
                    (You will be mailed a signed copy of this
                     agreement to retain for your records.)

Subscription accepted by Wellstone Communities Inc.:


---------------------------                          ---------------------------
John T. Ottinger, President                                     Date

Share Purchase Agreement                                                  page 2

                  How to Complete the Share Purchase Agreement

How can I purchase shares? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards accepted.

Who should sign it? The person who is making the decision to buy shares. This may be different from the persons in whose names the shares are being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing the share purchase agreement or the name(s) in which the shares are to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? Yes, you can either squeeze in the other names and numbers of shares, or put "see attached" or "over" next to "Name(s)" on the form and put the names and number of shares on another sheet or the back of the form.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If you want some other legal arrangement, such as holding the shares until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated June 30, 2003."

Can I purchase shares for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants:      two or more persons jointly own Shares. If one person passes away, all of the shares are transferred to the surviving partner(s).

Tenants In Common:  Shares  are  jointly  owned by two or more  persons.  If one person passes away, half (or whatever individual share) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of Trust and the Trust's taxpayer ID number.

Custodial:          Usually  established for a minor to maintain  control/voting rights of the stock  until  the minor  becomes  of legal age
                    (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:              1) Partnership - Make sure to list Tax ID #
                    2) IRA (Keogh, SEP or other retirement plan): Make sure your trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows:
                    [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]

                          Exhibit B to Escrow Agreement

                                  Regions Bank

                                    EXHIBIT B

        $2,000     Acceptance Fee

        $2,000     Annual Fee

      This excludes out of pocket expenses and attorney fees for document review and any other extra-ordinary expenses.

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GEN-141 RG